                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              ____________________

                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                           Cherokee Banking Company
                   -----------------------------------------
             (Exact name of registrant as specified in its charter)


               Georgia                             58-2432974
               -------                         ---------------------
 (State of incorporation or organization)        (I.R.S. employer
                                                identification no.)



1275 Riverstone Parkway, Covington, Georgia             30014
--------------------------------------------  -------------------------
 (Address of principal executive offices)            (zip code)


 If this form relates to the            If this form relates to the
 registration of a class of             registration of a class of securities
 securities pursuant to Section 12(b)   Pursuant to Section 12(g) of the
 of the Exchange Act and is effective   Exchange Act and is effective
 pursuant to General Instruction        pursuant to General Instruction
 A.(c), please check the following      A.(d), please check the following box.
 box. [ ]                               [X]

Securities Act registration statement file number to which this form relates:

       ------------------
        (if applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

  Title of each class          Name of each exchange on which
  to be so registered          each class is to be registered
  -------------------          ------------------------------

  None.

Securities to be registered pursuant to Section 12(g) of the Act:

     Common stock, no par value.
     ---------------------------

  This registration statement contains a total of 3 pages. Certain exhibits are incorporated in this registration statement by reference to the Registrant's Registration Statement on Form SB-2, as amended (Registration No. 333-71571).

Item 1.  Description of Registrant's Securities to be Registered

  The Registrant incorporates by reference herein the description of the Registrant's Common Stock, no par value per share, appearing under the caption, "Description of Capital Stock of Cherokee Banking Company," as contained in the Registrant's Registration Statement on Form SB-2 (Registration No. 333-71571), as amended. The Company's articles of incorporation and bylaws are filed as Exhibits 3.1 and 3.2, respectively, to the aforesaid Registration Statement.

Item 2.  Exhibits

  The following exhibits are filed as part of the registration statement.

     2(a)      Registrant's articles of incorporation./1/

     2(b)      Registrant's bylaws./2/



--------------
/1/ Incorporated herein by reference to Exhibit 3.1 of the Registrant's Registration Statement on Form SB-2, as amended (Registration No. 333-71571).



/2/ Incorporated herein by reference to Exhibit 3.2 of the Registrant's Registration Statement on Form SB-2, as amended (Registration No. 333-71571).

                                 SIGNATURE

  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                                 CHEROKEE BANKING COMPANY


Dated:  April 28, 2000           By:   /s/ A. R. Roberts, III
                                     ------------------------
                                     A. R. Roberts, III
                                     Chief Financial Officer

                                      -3-